SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	February 16, 2007

Crystal River Capital, Inc.

(Exact Name of Registrant as Specified in its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

001-32958	20-2230150

(Commission File Number)	(I.R.S. Employer Identification No.)

Three World Financial Center, 200 Vesey Street, 10th Floor New York, New York	10281

(Address of Principal Executive Offices)	(Zip Code)
(212) 549-8400

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 16, 2007, Crystal River Capital, Inc., a Maryland corporation (the “Company”), through its wholly-owned subsidiary, CRZ Phoenix I LLC, a Delaware limited liability company (“Buyer”), entered into an Agreement of Purchase and Sale (the “Agreement”) with BREOF BNK Fannin LP, a Delaware limited partnership (“BREOF Fannin”), and BREOF BNK Phoenix LLC, a Delaware limited liability company (“BREOF Phoenix” and, together with BREOF Fannin, the “Seller”), pursuant to which the Company agreed to purchase (i) an approximately 725,000 square foot office building located at 201 N. Central Avenue, Phoenix, Arizona with an adjacent parking garage containing approximately 1900 spaces, each of which was built in 1973, and (ii) an approximately 430,000 square foot office building located at 1111 Fannin, Houston, Texas, which was built in 1971, for a purchase price of approximately $234 million (the “Transaction”). JPMorgan Chase, the main tenant of both buildings, holds long-term leases and will continue to occupy the sites after the closing of the Transaction. Pursuant to the Agreement, Seller and Buyer will enter into a rent enhancement agreement at the closing of the Transaction, pursuant to which Seller will deliver to Buyer an amount in the aggregate equal to approximately $15.9 million over an eight year period beginning on the closing date.
     Seller is an affiliate of Brookfield Asset Management Inc., a Canadian corporation (“BAM”). The Company is externally managed and advised by affiliates of BAM.
     The foregoing description is qualified in its entirety by reference to the Agreement, which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, which the Company intends to file in May 2007.
Item 7.01 Regulation FD Disclosure.
     On February 23, 2007, the Company issued a press release (i) announcing (a) the Transaction, (b) its purchase of a $28.5 million investment in BREF One, LLC, a Delaware limited liability company and real estate finance fund sponsored by BAM, and (c) its expectation regarding the timing for announcing its financial results for the fiscal year ended December 31, 2006, and (ii) disclosing changes in its portfolio with respect to its investments in sub-prime residential mortgage-backed securities. A copy of the press release is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 99.1 and is incorporated by reference herein.
     The information in this Item 7.01 of this Current Report (this “Item 7.01”), including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 7.01, including the exhibit attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation by reference language in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d )	Exhibits.

Exhibit No.	Description

99.1	Press release, dated February 23, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYSTAL RIVER CAPITAL, INC.

February 23, 2007	By:	/s/ John J. Feeney, Jr.

	Name:	John J. Feeney, Jr.
	Title:	Executive Vice President and Secretary

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